Exhibit 99.1

Energy Recovery, Inc. Reports Second Quarter 2008 Financial Results

SAN LEANDRO, Calif.--(BUSINESS WIRE)--Energy Recovery, Inc. (Nasdaq:ERII), a global leading provider of ultra efficient energy recovery products and technology for seawater desalination, announced today the results of its second quarter ended June 30, 2008. In the second quarter of 2008, ERI achieved net revenue of $12.0 million, an increase of 247% compared to revenue of $3.5 million reported for the same period a year ago. Year to date for 2008 net revenue was $21.1 million, which represented an increase of 99% over net revenue of $10.6 million for the six months ended June 30, 2007. ERI reported net income of $1.8 million, or $0.04 per diluted share, for the three months ended June 30, 2008 compared to a loss of $0.4 million, or $(0.01) per diluted share, for the same period last year. Year to date for 2008 net income was $2.8 million, or $0.07 per diluted share, compared to $0.7 million, or $0.02 per diluted share, for the same period last year.

In July 2008, ERI sold an aggregate of 16,100,000 shares of its common stock in its initial public offering (“IPO”) at $8.50 per share, including the underwriters’ over-allotment option. Of the shares sold in the offering, 10,178,566 shares were sold by the Company and 5,921,434 shares were sold by selling stockholders. ERI received net proceeds of approximately $77.1 million from the IPO, after deducting underwriting discounts and commissions and direct expenses. The financial effect of the IPO will be reflected in the Company’s third quarter financial results.

“Our strong second quarter results reflect the continued growth of the desalination industry worldwide and our leading market share in the energy recovery segment,” said GG Pique, President and CEO of Energy Recovery, Inc. “The recent IPO was a milestone event for the Company and our visibility as a leading player in our industry has risen as a result. The IPO proceeds put us on solid financial footing to pursue many important strategic initiatives that will further strengthen that leadership position.”

ERI provides the following guidance for the third quarter of 2008 and the full year (in thousands, except per share data):

	Q3 2008	Full Year 2008

Estimated net revenue	$6.8 to $7.2 million	$49.0 to $51.0 million

Estimated net income	$0.0 to $0.3 million	$6.5 to $7.3 million

Estimated Earnings per diluted share	$0.00	$0.14 to $0.15

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the Company’s ability to achieve certain levels of revenue and earnings in the third quarter and full year of 2008, the Company’s ability to successfully implement its strategic initiatives and the Company’s position in the desalination industry. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, cyclical nature of sea water reverse osmosis plants, delays or postponements in the construction of desalination plants, the ability of our customers to obtain other key components of a plant, delays in governmental approvals, changes in customers’ budgets for desalination plants and the timing of their purchasing decisions, interruption in the supply of key production components such as ceramic parts, shipping delays, and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss Second Quarter 2008 Results

The conference call scheduled today at 1:30 p.m. PDT will be in a “listen-only” mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 800-951-9235 and the access code is 56522909. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 800-642-1687, Access Code: 56522909, from 5:30 p.m. PDT on Tuesday, August 12, 2008 to 5:30 p.m. PDT on Tuesday, August 26, 2008. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices, which significantly reduce energy consumption and help make desalination affordable. ERI’s PX Pressure Exchanger® technology (PX®) is a rotary positive displacement pump that recovers energy from the high pressure reject stream of seawater reverse osmosis systems at up to 98% efficiency with no downtime or scheduled maintenance.

The Company has research, development and manufacturing facilities in San Leandro, California as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI services customers in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean. For more information on ERI and PX technology, please visit www.energyrecovery.com.

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenue	$11,961	$3,452	$21,081	$10,591
Cost of revenue(1)	3,951	1,574	7,625	4,428
Gross profit	8,010	1,878	13,456	6,163
Operating expenses:
Sales and marketing(1)	1,453	1,224	2,796	2,415
General and administrative(1)	2,854	960	5,515	1,733
Research and development(1)	536	440	1,045	829
Total operating expenses	4,843	2,624	9,356	4,977
Income (loss) from operations	3,167	(746)	4,100	1,186
Other income (expense):
Interest expense	(24)	(8)	(45)	(25)
Interest and other income (expense)	(23)	22	624	36
Income (loss) before provision for income taxes	3,120	(732)	4,679	1,197
Provision for income taxes	1,291	(308)	1,903	502
Net income (loss)	$1,829	$(424)	$2,776	$695
Earnings (loss) per share:
Basic	$0.05	$(0.01)	$0.07	$0.02
Diluted	$0.04	$(0.01)	$0.07	$0.02
Number of shares used in per share calculations:
Basic	39,827	38,560	39,816	38,416
Diluted	42,284	38,560	42,240	40,747

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenue	$8	$25	$31	$50
Sales and marketing	29	96	102	168
General and administrative	49	83	142	188
Research and development	13	35	45	70
Total stock-based compensation	$99	$239	$320	$476

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	June 30,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,655	$240
Restricted cash	—	366
Accounts receivable, net of allowance for doubtful accounts of $85 and $121 at June 30, 2008 and December 31, 2007, respectively	12,595	12,849
Unbilled receivables, current	2,693	1,733
Notes receivable from stockholders	1	20
Inventories	7,060	4,791
Deferred tax assets, net	1,052	1,052
Prepaid expenses and other current assets	3,774	369
Total current assets	28,830	21,420
Unbilled receivables, non-current	2,544	2,457
Restricted cash, non-current	—	1,221
Property and equipment, net	1,736	1,671
Intangible assets, net	329	345
Deferred tax assets, non-current, net	148	148
Other assets, non-current	51	42
Total Assets	$33,638	$27,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,834	$1,697
Accrued expenses and other current liabilities	5,362	1,868
Liability for early exercise of stock options	1	20
Income taxes payable	455	1,154
Accrued warranty reserve	250	868
Deferred revenue	487	488
Customer deposits	835	318
Current portion of long-term debt	172	172
Current portion of capital lease obligations	37	38
Total current liabilities	9,433	6,623
Long-term debt	471	557
Capital lease obligations, non-current	46	63
Total Liabilities	9,950	7,243
Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 45,000,000 shares authorized; 39,825,782 and 39,777,446 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	40	40
Additional paid-in capital	21,131	20,762
Notes receivable from stockholders	(340)	(835)
Accumulated other comprehensive loss	(18)	(5)
Retained earnings	2,875	99
Total Stockholders’ Equity	23,688	20,061
Total Liabilities and Stockholders’ Equity	$33,638	$27,304

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$2,776	$695
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	238	134
Interest accrued on notes receivables from stockholders	(9)	(16)
Stock-based compensation	320	476
Gain on foreign currency transactions	(586)	—
Provision for doubtful accounts	1	(13)
Provision for warranty claims	(550)	7
Provision for excess or obsolete inventory	53	—
Changes in operating assets and liabilities:
Accounts receivable	839	314
Unbilled receivables	(1,047)	280
Inventories	(2,322)	(2,090)
Prepaid and other assets	(3,409)	(122)
Accounts payable	137	342
Accrued expenses and other liabilities	3,427	(395)
Income taxes payable	(699)	(494)
Deferred revenue	(1)	81
Customer deposits	517	7
Net cash used in operating activities	(315)	(794)
Cash Flows From Investing Activities
Capital expenditures	(286)	(297)
Restricted cash	1,587	153
Other	(1)	(26)
Net cash provided by (used in) investing activities	1,300	(170)
Cash Flows From Financing Activities
Proceeds from long-term debt	—	177
Repayment of long-term debt	(86)	(33)
Repayment of revolving note, net	—	(438)
Repayment of capital lease obligation	(18)	(21)
Net proceeds from issuance of common stock	35	5,004
Repayment of notes receivables from stockholders	518	10
Other short term financing activities	(6)	367
Net cash provided by financing activities	443	5,066
Effect of exchange rate differences on cash and cash equivalents	(13)	(3)
Net change in cash and cash equivalents	1,415	4,099
Cash and cash equivalents, beginning of period	240	42
Cash and cash equivalents, end of period	$1,655	$4,141
Supplemental disclosure of cash flow information
Cash paid for interest	$45	$27
Cash paid for income taxes	$2,603	$996
Supplemental disclosure of non-cash transactions
Issuance of common stock in exchange for notes receivable from stockholders	$14	$49

CONTACT:
Energy Recovery, Inc.
Tom Willardson, 510-483-7370
Chief Financial Officer